Exhibit 10.20

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF NOVEMBER 21, 2002 AMONG MIKRON INFRARED, INC., DENNIS L. STONEMAN, AND FLEET NATIONAL BANK (THE "BANK"), TO THE INDEBTEDNESS OWED BY MIKRON INFRARED, INC. TO THE BANK PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF NOVEMBER 21, 2002 (THE "CREDIT AGREEMENT"); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                                                   Dated Date: November 21, 2002
                                                Maturity Date: November 20, 2007
                                              Initial Principal Amount: $250,000
                                             Maturity Principal Amount: $388,303

      FOR VALUE RECEIVED, Mikron Infrared, Inc., a corporation duly organized and validly existing under the laws of New Jersey (the "Company"), does hereby promise to pay to the order of Dennis L. Stoneman (the "Payee"), and his successors, heirs and assigns, on the date that the principal amount of this Note shall become due (as set forth herein), in lawful currency of the United States of America, the Appreciated Amount (as hereinafter defined). Unless the principal amount of this Note is earlier prepaid or accelerated as hereinafter provided, the "Appreciated Amount," as hereinafter defined. shall be due and payable only on the Maturity Date stated above and in the Maturity Principal Amount stated above. Interest shall not be payable on this Note except in the case of the failure to pay the Appreciated Amount when due, in which case such Appreciated Amount shall thereafter bear interest at the rate of 9% per annum until paid in full.

      For purposes of this Note, the "Appreciated Amount" means, as of any date of computation, the Initial Principal Amount stated above plus the principal amount accreted on this Note from the Dated Date stated above to the date of computation. This Note shall accrete in value at a yield of 9% per annum, compounded on each December 31 and June 30, commencing December 31, 2002 (each a "Compounding Date"). The Appreciated Amount on each Compounding Date prior to the Maturity Date is set forth on Exhibit A attached hereto and incorporated herein by this reference. The Appreciated Amount of this Note on a date other than a Compounding Date is the Appreciated Amount on the immediately preceding Compounding Date (or the Dated Date if the date of computation is prior to the first Compounding Date), plus a portion of the difference between the Appreciated Amount as of the immediately preceding Compounding Date and the Appreciated Amount as of the immediately succeeding Compounding Date calculated by multiplying such difference by a fraction the numerator of which is the number of days that have elapsed since the immediately preceding Compounding Date and denominator of which is the number of days from the immediately preceding Compounding Date to the immediately succeeding Compounding Date.


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

      The Payee shall have the right to require the Company to prepay the amount which shall be due and owing by Payee pursuant to the terms of this paragraph in the event that a "Change in Control" (as hereinafter defined) occurs. The amount which shall be due and payable by the Company in connection with any such prepayment shall equal the Appreciated Amount as of the date selected by the Payee for prepayment (as hereinafter provided). For purposes hereof, a "Change in Control" shall be deemed to occur if: (i) any "person" or "group" (as such terms are defined in the U.S. Securities Exchange Act of 1934, as amended) other than the Company or any of its subsidiaries, or a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, acting singly or in concert with one or more other persons, acquires securities representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any one year period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; (iv) the shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (v) Gerald D. Posner shall cease to be a full time employee of the Company. The Payee may exercise such right by delivery to the Company, within 20 days of his receipt of notice that either a Change in Control or an Event of Default has occurred, of a redemption notice in the form of Exhibit B hereto specifying the required date of prepayment, which must be at least 10 days after the delivery of such notice to the Company. The amount due and payable by the Company on such specified prepayment date shall be the Appreciated Amount as of such date. The Company, for itself, and on behalf of any successor to the Company by merger, consolidation, operation of law or otherwise, covenants to give the Payee written notice of the occurrence of (x) an Event of Default not later than the date when the same shall occur, and (y) a Change in Control not later than the date upon which the Company acquires actual notice of the occurrence thereof.

      The Company shall have the right to prepay this Note, in whole or in part, in amounts of $50,000 or an integral multiple thereof at any time at its option, at any time at its option, without premium or penalty. The amount due and payable by the Company on the date when such prepayment shall occur shall be the Appreciated Amount as of such date.

      The Payee shall have the right, by notice in writing to the Company, to declare the entire principal amount of this Note to become immediately due and payable (whereupon such amount shall become immediately due and payable) in the event that any of the following defaults shall


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

occur, and shall remain uncured upon expiration of the period, if any, provided for the curing thereof (each, an "Event of Default"):

      1. if the Company pays any cash dividend with respect to its common stock at any time prior to the date upon which the Company's obligations to the Payee pursuant to this Note shall have been fully satisfied;

      2. The admission in writing by the Company of its inability to pay its debts as they mature;

      3. The filing by the Company of a petition in bankruptcy;

      4. The making of an assignment by the Company for the benefit of its creditors;

      5. Consent by the Company to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

      6. The filing of a petition in bankruptcy against the Company with the consent of the Company;

      7. The filing of a petition in bankruptcy against the Company without the consent of the Company, and the failure to have such petition dismissed within thirty (30) days from the date upon which such petition is filed;

      8. Notwithstanding the thirty (30) day provision in the foregoing Paragraph 7, on a petition in bankruptcy filed against Company, Company is adjudicated a bankrupt;

      9. The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Company, of a receiver, trustee or custodian for the Company or of all or substantially all of the respective property or assets of Company;

      10. The commencement of a proceeding to foreclose the security interest in, or lien on, any property or assets to satisfy the security interest or lien therein of any creditor of the Company;

      11. The entry of a final judgment for the payment of money by a court of competent jurisdiction against the Company, which judgment the Company shall not discharge (or provide for such discharge) in accordance with its terms within sixty (60) days after the date of entry thereof, or procure a stay of execution thereof within sixty (60) days after the date of entry thereof and, within such sixty (60) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; and

      12. The imposition of any attachment or levy, or the issuance of any note of eviction against the assets or properties of the Company.


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

      Notwithstanding the foregoing, this Note shall, without demand, notice or legal process of any kind, be declared and shall become immediately due and payable upon the occurrence of any of the following events (each a "Bankruptcy Event"): (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee, or liquidator for the Company in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar decree or order unstayed and in effect for a period of thirty (30) consecutive days; (ii) the consent by the Company to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Company and involving substantially all of its property; or (iii) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition under any applicable bankruptcy, insolvency, or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

      If principal of this Note is accelerated upon the occurrence of an Event of Default or a Bankruptcy Event, the amount immediately due and payable on this Note shall equal the Appreciated Amount as of such date of acceleration. The Company hereby promises to pay all costs and expenses, including reasonable attorneys fees and expenses, incurred in the collection and enforcement of this Note.

      The validity of this Note and each of the terms and provisions of this Note, and the rights and obligations of the Company and the Payee under this Note, shall be governed by, interpreted, construed, and enforced pursuant to and in accordance with the laws of the State of New Jersey without reference to the conflicts of laws provisions thereof.

      The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, presentment, demand, notice of dishonor, protest or notice of any other kind in connection with this Note, and all payments hereunder shall be made without set-off, defense, deduction, counterclaim or withholding on account of taxes, levies, duties or any other reason whatsoever.

      All notices, directions, certificates or other communications under this Note shall be sufficiently given and shall be deemed given when sent by certified or registered mail, return receipt requested, or by overnight courier addressed to the appropriate notice address set forth below. The Company or the Payee may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Note. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this paragraph. The notice addresses are as follows:

To the Company:

Mikron Infrared, Inc.
16 Thornton Road
Oakland, New Jersey 07436


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

Attention: President

To the Payee:

Dennis L. Stoneman
1562 Doe Trail
Yardley, Pennsylvania 19067

      The provisions of this Note shall be binding on the successors and assigns of the Company, including, but not limited to, any receiver, trustee, representative or other person appointed under foreign or domestic bankruptcy, receivership, or similar proceedings of the Company and any person having an interest in the Company.

TO THE EXTENT PERMITTED BY LAW, EACH OF THE COMPANY AND THE PAYEE (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER THIS NOTE TRIABLE BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL EXIST NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL BY THE COMPANY, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE.

      If any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired. In case any covenant, stipulation, obligation or agreement of the Company contained in this Note shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Company to the full extent permitted by law.

      This Note represents a general unsecured obligation of the Company.

      IN WITNESS WHEREOF, the Company has executed this Promissory Note by its duly authorized officer as of the Dated Date mentioned above.

                                        Mikron Infrared, Inc.


                                        By: ____________________________________
                                             Paul A. Kohmescher, Vice President
                                                 And Chief Financial Officer


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

                                    EXHIBIT A

                               APPRECIATED AMOUNTS

Compounding Date                                                         Amount
----------------                                                         ------

December 31, 2002                                                       $252,466
June 30, 2003                                                           $263,734
December 31, 2003                                                       $275,700
June 30, 2004                                                           $288,039
December 31, 2004                                                       $301,072
June 30, 2005                                                           $314,509
December 31, 2005                                                       $328,778
June 30, 2006                                                           $343,451
December 31, 2006                                                       $359,033
June 30, 2007                                                           $375,057
Maturity Date                                                           $388,303

                                    EXHIBIT B

                                REDEMPTION NOTICE
                            (Upon Change of Control)

To:   Mikron Infrared, Inc.

      The undersigned Payee, having received notice of the occurrence of a "Change of Control" (as such term is defined in the promissory note in the original principal amount of $250,000 issued by Mikron Infrared, Inc. (the "Company") to the undersigned on November 21, 2002 (the "Note")), hereby elects to exercise the right of redemption granted pursuant to the terms of the Note to the undersigned in such event.

      Accordingly, PLEASE TAKE NOTICE, that demand is hereby made that the Company pay to the undersigned on , 200 the "Appreciated Amount" (as such term is defined in the Note) which shall be due and owing on said date.

Dated: __________________, 200_


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